Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

August 20, 2013

Oxford Lane Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Re:	Oxford Lane Capital Corp. Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Oxford Lane Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on July 3, 2013 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 in aggregate offering amount of (i) shares (“Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Shares”), (iii) subscription rights to purchase Common Shares (“Rights”), and (iv) debt securities (“Debt Securities” and together with the Common Shares, the Preferred Shares and the Rights, the “Securities”). The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Amendment and Restatement of the Company, as amended by the Articles Supplementary thereto, dated as of September 14, 2010 and June 14, 2013, respectively, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

Oxford Lane Capital Corp.

August 20, 2013

(iii)	A form of indenture pertaining to the Debt Securities, to be entered into by and between the Company and the trustee named therein (the “Trustee”), in the form filed as an exhibit to the Registration Statement (the “Indenture”);

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) and the laws of the State of New York that are, in our experience, applicable to the Securities, in each case as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to (i) any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement, (ii) enforceability to the extent it may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) enforcement of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy.

Oxford Lane Capital Corp.

August 20, 2013

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company (the “Articles Supplementary”) have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Charter and Bylaws and have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland prior to the issuance of any such Preferred Shares, and such Articles Supplementary comply with the applicable requirements with respect thereto under the MGCL and the Company’s Charter and Bylaws, (ii) each of the Indenture and a supplemental indenture containing the specific terms and conditions of the Debt Securities to be issued (a “Supplemental Indenture”) have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (iii) such Supplemental Indenture constitutes a valid and legally binding obligation of each of the Company and the Trustee, (iv) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Charter, Articles Supplementary, if applicable, the Indenture, if applicable, and the Company’s Bylaws, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (v) the terms of the Debt Securities as established and the issuance thereof comply with the requirements of the Investment Company Act of 1940, as amended, (vi) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, as modified by such Supplemental Indenture, and delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (vii) any Common Shares or Preferred Shares issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (viii) upon the issuance of any Common Shares or Preferred Shares pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, the total number of Common Shares or Preferred Shares, as applicable, issued and outstanding does not exceed the total number of Common Shares or Preferred Shares, as applicable, that the Company is then authorized to issue under the Charter; and (ix) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:

1.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Common Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and nonassessable.

Oxford Lane Capital Corp.

August 20, 2013

2.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Shares will be validly issued, fully paid and nonassessable.

3.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Rights will be duly authorized.

4.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Otherwise, this opinion letter may not be relied on by, or furnished to, any other person or entity without our prior written consent and without limiting the foregoing, may not be quoted, published or otherwise disseminated, without in each instance our prior written consent.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP